UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
June 26, 2015

Rosetta Stone Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-34283	043837082
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1919 North Lynn St., 7th Fl., Arlington, Virginia 22209
(Address of principal executive offices, including zip code)

703-387-5800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement

On June 26, 2015, Rosetta Stone Ltd. (the “Borrower”), a wholly-owned subsidiary of Rosetta Stone Inc. (the "Company"), amended its $25 million revolving credit Loan and Security Agreement (the “Loan Agreement”) with Silicon Valley Bank effective as of June 29, 2015. The Loan Agreement is further described in the Company's Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on October 29, 2014, in the Company's Current Report on Form 8-K filed on April 3, 2015 to report the first amendment, and in the Company's Quarterly Report on Form 10-Q filed on May 6, 2015 reporting a second amendment. The Company and its subsidiaries are subject to certain covenants under the Loan Agreement including financial covenants and limitations on indebtedness, encumbrances, investments and distributions and dispositions of assets, certain of which covenants were amended as part of the third amendment. The Loan Agreement was also amended to change the definition of "change of control" to eliminate the clause referring to a change in a portion of the board of directors within a twelve-month period. Presently, no borrowings have been requested or made under the Loan Agreement, and no balance is outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2015		ROSETTA STONE INC.

	By:	/s/ Sonia G. Cudd
		Name:	Sonia G. Cudd
		Title:	General Counsel and Secretary